Exhibit 8.2

                        , 2011

Brasil Telecom S.A.

Rua General Polidoro, No. 99, 5th floor/part – Botafogo

22280-004 Rio de Janeiro, RJ, Brazil

Re: Registration Statement on Form F-4 No. 333-[            ]

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to Brasil Telecom S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (“Brasil Telecom”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-4, Registration No. 333-[            ] (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of common shares (“Common Shares”, including Common Shares in the form of American Depositary Shares (“ADS”)) and preferred shares (“Preferred Shares”, including Preferred Shares in the form of ADS) of Brasil Telecom (such Common Shares and Preferred Shares referred to herein as the “Shares”). The Shares will be issued by Brasil Telecom pursuant to a merger with Tele Norte Leste Participações S.A. (“TNL”), a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, in which holders of common shares, preferred shares and ADSs of TNL receive Common Shares, Preferred Shares or ADSs of Brasil Telecom (the “Merger”), as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

We hereby confirm that based on certain representations obtained from officers and other representatives of Brasil Telecom, the discussion contained under the captions “Part Five—The Merger—Material Tax Considerations— U.S. Federal Income Tax Considerations” in the Registration Statement, subject to the assumptions, qualifications and limitations contained therein, set forth our opinion as to the material U.S. federal income tax considerations generally applicable to the Merger and the ownership and disposition of the Shares by “U.S. Holders” (as such term is defined in such discussion in the Registration Statement).

Brasil Telecom S.A.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our Firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,